UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 10, 2015, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Comerica Incorporated (“Comerica”) approved a new form of senior executive long-term performance restricted stock ("SELTPP") unit award agreement and a new form of non-qualified stock option agreement that will be used for future grants to executive officers of SELTPP units and non-qualified stock options, respectively. The Committee made certain technical updates to these award agreements, including (1) revisions to the SELTPP unit award agreement related to changes to the Financial Accounting Standards Board's concept of "extraordinary items" and (2) revisions to the non-qualified stock option agreement to treat options granted in the calendar year of retirement the same way that other options are treated in the case of retirement, which will ease administration of Comerica's long-term incentive plan.

The new form of SELTPP unit award agreement and new form of non-qualified stock option agreement are attached hereto as Exhibits 10.1 and 10.2 , respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the new forms of agreement is qualified in its entirety by reference to the attached exhibits.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

10.1	Form of Comerica Incorporated Senior Executive Long-Term Performance Restricted Stock Unit Award Agreement

10.2	Form of Comerica Incorporated Non-Qualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom

Name:	Jon W. Bilstrom

Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: November 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Comerica Incorporated Senior Executive Long-Term Performance Restricted Stock Unit Award Agreement

10.2	Form of Comerica Incorporated Non-Qualified Stock Option Agreement